UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 8, 2013

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street

Cincinnati, OH  45202

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 9, 2013, The Kroger Co., an Ohio corporation (the “Company”), announced that it had executed an Agreement and Plan of Merger dated as of July 8, 2013 (the “Merger Agreement”), among the Company, Harris Teeter Supermarkets, Inc., a North Carolina corporation (“Harris Teeter”), and Hornet Acquisition, Inc., a North Carolina corporation and a wholly-owned subsidiary of the Company (“Hornet”).  Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the transactions contemplated by the Merger Agreement, Hornet will merge with and into Harris Teeter (the “Merger”), with Harris Teeter continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

At the effective time of the Merger, all outstanding shares of common stock of Harris Teeter shall be converted automatically into the right to receive $49.38 per share in cash, for aggregate merger consideration of approximately $2.5 billion.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Hornet and Harris Teeter, including, among others, Harris Teeter’s covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to solicit or, except as permitted by the Merger Agreement, enter into discussions regarding competing transactions.

Consummation of the Merger is subject to various conditions, including, among others, the absence of any law or order prohibiting the consummation of the Merger, and all consents, approvals, permits and authorizations having been obtained. In addition, the Company’s and Harris Teeter’s respective obligations to consummate the Merger are subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, and (iii) no event, change, effect or circumstance occurring that would constitute a material adverse effect on the other party.

The Merger Agreement also contains certain termination rights for both the Company and Harris Teeter and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay to Harris Teeter a termination fee of $200,000,000, and under other certain circumstances, Harris Teeter may be required to pay the Company a termination fee of $75,000,000.

The Merger Agreement has been approved by the respective boards of directors of the Company, Hornet and Harris Teeter.

The Merger Agreement has been included to provide investors with information regarding the terms of the Merger and the other transactions contemplated thereby.  The Merger Agreement is not intended to provide any other factual information about the Company, Harris Teeter or their respective subsidiaries or affiliates.  The Merger Agreement contains representations and warranties of the Company and Harris Teeter.  The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.  A copy of the press release issued July 9, 2013 announcing the execution of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 9, 2013, the Company issued a press release announcing the execution of the Merger Agreement.  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, the Company held an investor call to discuss the Merger on July 9, 2013.  A copy of the script for that call is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The above materials are being furnished pursuant to Item 7.01, and the information contained in them shall not be deemed “filed” for purposes of Section 18  of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section.  Furthermore, the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                               Agreement and Plan of Merger dated as of July 8, 2013, among the Company, Harris Teeter Supermarkets, Inc., a North Carolina corporation, and Hornet Acquisition, Inc., a North Carolina corporation and a wholly-owned subsidiary of Company.

99.1                        Press release announcing the execution of an Agreement and Plan of Merger dated as of July 9, 2013, among the Company, Harris Teeter Supermarkets, Inc., a North Carolina corporation, and Hornet Acquisition, Inc., a North Carolina corporation and a wholly-owned subsidiary of Company.

99.2                        Script for Analyst/Investor Call for conference call held on July 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

July 9, 2013	By:	/s/ J. Michael Schlotman
J. Michael Schlotman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger dated as of July 8, 2013, among the Company, Harris Teeter Supermarkets, Inc., a North Carolina corporation, and Hornet Acquisition, Inc., a North Carolina corporation and a wholly-owned subsidiary of Company. Filed herewith.

99.1

Press release announcing the execution of an Agreement and Plan of Merger dated as of July 9, 2013, among the Company, Harris Teeter Supermarkets, Inc., a North Carolina corporation, and Hornet Acquisition, Inc., a North Carolina corporation and a wholly-owned subsidiary of Company. Furnished herewith.

99.2	Script for Analyst/Investor Call held on July 9, 2013. Furnished herewith.